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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated January 15, 1999, except for Note 8, as to which the date is May 28, 1999, in the Registration Statement (Amendment No. 5 to Form S-1, No. 333-77133) and related Prospectus of Scientific Learning Corporation for the registration of shares of its Common Stock.


Walnut Creek, California                                   /s/ ERNST & YOUNG LLP


July 21, 1999